SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 17, 2003

ECOLAB INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, St. Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, include area code: 651-293-2233

(Not applicable)
(Former name or former address, if changed from last report.)

Item 5.  Other Events and Regulation FD Disclosure.

On October 17, 2003, Ecolab Inc. (the “Company”) announced that its Board of Directors has authorized the repurchase of up to 10,000,000 additional shares of the Company’s Common Stock in order to fund stock incentive plans and for general corporate purposes.  Purchases may be conducted in the open market, in privately negotiated transactions and in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.

A copy of the News Release issued by the Company is attached hereto as Exhibit (99).

Item 7.  Financial Statements and Exhibits.

(c)                                       Exhibits.

(99)  Ecolab Inc. News Release dated October 17, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

By:	/s/ Timothy P. Dordell
Timothy P. Dordell
Assistant Secretary

Date: October 17, 2003

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	METHOD OF FILING

(99)	Ecolab Inc. News Release dated October 17, 2003	Filed herewith electronically.